As filed with the Securities and Exchange Commission on April 29, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Owens Corning

(Exact name of registrant as specified in its charter)

Delaware	43-2109021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway

Toledo, Ohio 43659

(Address of Principal Executive Offices Including Zip Code)

Owens Corning Employee Stock Purchase Plan (Amendment and Restatement Effective April 16, 2020)

(Full title of the plan)

Ava Harter Senior Vice President, General Counsel and Secretary Owens Corning One Owens Corning Parkway Toledo, Ohio 43659 (419) 248-8000	Omar Chaudhary Director, SEC and Governance and Assistant Secretary Owens Corning One Owens Corning Parkway Toledo, Ohio 43659 (419) 248-8000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	4,200,000(1)(2)	$37.145(3)	$156,009,000(3)	$20,249.97

(1)

Represents shares of common stock, par value $0.01 per share (“Common Stock”), of Owens Corning (the “Registrant”) issuable pursuant to the Owens Corning Employee Stock Purchase Plan (Amendment and Restatement Effective April 16, 2020) (the “Plan”) being registered hereon.

(2)

Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)

Estimated solely for calculating the amount of the registration fee, pursuant to Rules 457 (c) and (h) under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on April 23, 2020, a date that is within five business days prior to filing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement on Form S-8 (“Registration Statement”) as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents filed with the Commission by the Registrant are hereby incorporated by reference into this Registration Statement:

(a)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (Commission File No. 001-33100);

(b)     The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (Commission File No. 001-33100);

(c)     The Registrant’s Current Report on Form 8-K (Commission File No. 001-33100) filed with the Commission on April 21, 2020; and

(d)    The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (Commission File No. 001-33100) filed with the Commission on October 19, 2006 under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated therein) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him or her and incurred by him or her in any indemnified capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify him or her under the DGCL.

Article TENTH of the Registrant’s amended and restated certificate of incorporation provides that the Registrant shall, to the fullest extent authorized or permitted by applicable law, indemnify any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the Registrant or by reason of the fact that such person, at the request of Registrant, is or was serving as a director, manager, officer, employee or agent of any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise. No director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Article IX of the Registrant’s second amended and restated bylaws provides that the Registrant shall, to the fullest extent authorized or permitted by applicable law from time to time in effect (but, in the case of any amendment of such law, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than such law permitted the Registrant to provide prior to such amendment) indemnify any and all persons who may serve or who have served at any time as directors or officers of the Registrant, or who at the request of the Registrant may serve or at any time have served as directors, managers, officers, employees or agents of another corporation (including subsidiaries of the Registrant) or of any partnership, joint venture, trust or other enterprise, and any directors or officers of the Registrant who at the request of the Registrant may serve or at any time have served as agents or fiduciaries of an employee benefit plan of the Registrant or any of its subsidiaries, from and against any and all of the expenses, liabilities or other matters referred to in or covered by law, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, manager, officer, employee or agent. The Registrant may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect, to the fullest extent authorized or permitted by such law.

In addition to the provisions of the amended and restated articles of incorporation and second amended and restated bylaws, the Registrant has entered into indemnification agreements with all of its directors, to indemnify the directors to the fullest extent permitted by the second amended and restated bylaws. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 1-33100), for the quarter ended March 31, 2016)

4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 1-33100), for the quarter ended June 30, 2019)

4.3	Owens Corning Employee Stock Purchase Plan (Amendment and Restatement Effective April 16, 2020) (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 1-33100), filed April 21, 2020)

5.1	Opinion of Jones Day

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

24.1	Power of Attorney

Item 9. Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the

Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, state of Ohio, on this 29th day of April, 2020.

OWENS CORNING

By:	/s/ Prithvi S. Gandhi
Prithvi S. Gandhi
Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian D. Chambers Brian D. Chambers	Chairman and CEO (Principal Executive Officer)	April 29, 2020

/s/ Prithvi S. Gandhi Prithvi S. Gandhi	Interim Chief Financial Officer (Principal Financial Officer)	April 29, 2020

/s/ Kelly J. Schmidt Kelly J. Schmidt	Vice President and Controller (Principal Accounting Officer)	April 29, 2020

* Eduardo E. Cordeiro	Director	April 29, 2020

* Adrienne D. Elsner	Director	April 29, 2020

* J. Brian Ferguson	Director	April 29, 2020

* Ralph F. Hake	Director	April 29, 2020

* Edward F. Lonergan	Director	April 29, 2020

* Maryann T. Mannen	Director	April 29, 2020

* W. Howard Morris	Director	April 29, 2020

* Suzanne P. Nimocks	Director	April 29, 2020

* John D. Williams	Director	April 29, 2020

*

This Registration Statement has been signed on behalf of the above officers and directors by Ava Harter, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

By:	/s/ Ava Harter
Ava Harter, Attorney-in-Fact

DATED: April 29, 2020